UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

ERIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 797-2940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Chief Executive Officer

On February 16, 2017, Babatunde (Segun) Omidele informed Erin Energy Corporation (the “Company”) that he will be resigning from service as a member of its board of directors (the “Board”) and as the Chief Executive Officer of the Company. The Board has accepted his resignation effective as of February 22, 2017. Mr. Omidele’s decision to resign did not involve any disagreements with the Company, the Company’s management or the Board.

Appointment of Interim Chief Executive Officer

The Board has appointed Jean-Michel Malek, the Company’s Senior Vice President, General Counsel and Secretary, to serve as Interim Chief Executive Officer effective February 22, 2017 while the Board conducts a search for a permanent replacement for Mr. Omidele. Mr. Malek, 60, has served as Senior Vice President, General Counsel and Secretary of the Company since November 2015. Prior to joining the Company, he was employed by CAMAC International Corporation (“CI”), where he served as Executive Vice President and General Counsel since January 2011 and prior to that as Senior Vice President and General Counsel since January 2007. He also served as the General Counsel of CI from 1992 to 2003. In this role, he was responsible for all aspects of CI’s legal affairs around the world. Prior to joining CI, Mr. Malek was engaged in private practice with law firms in Houston and also held various positions as in-house counsel with multinational companies. He has also been an Adjunct Professor at the University of Houston Law Center, where he taught a course on law and development in Africa. Mr. Malek holds a J.D. from the University of Texas School of Law and has a bachelor’s degree in philosophy from the University of Texas at Austin. From 2007 until 2012, he served as Honorary Consul of Namibia for the State of Texas.

There are no arrangements or understandings between Mr. Malek and any other person pursuant to which he was selected as Interim Chief Executive Officer, nor are there any family relationships between Mr. Malek and any of the Company’s directors or executive officers. There are no transactions between Mr. Malek and the Company that would be reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board has not established compensation arrangements relating to Mr. Malek’s services as the Interim Chief Executive Officer, but his current compensation is described in the Company’s most recent proxy statement.

Item 8.01. Other Events.
On February 22, 2017, the Company issued a press release relating to the change in the Board’s composition. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Item 9.01	Financial Statements and Exhibits.

99.1	Press release issued by Erin Energy Corporation, dated February 22, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERIN ENERGY CORPORATION

	By:	/s/ Daniel Ogbonna
Daniel Ogbonna
Senior Vice President and Chief Financial Officer
Date: February 23, 2017

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